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                        BANCROFT CONVERTIBLE FUND, INC.

                       ANNUAL MEETING, FEBRUARY 15, 1996

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned appoints Ronald E. Dinsmore, Thomas H. Dinsmore, and Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of stockholders of Bancroft Convertible Fund, Inc. (the "Company") at The Governor Morris Hotel, 2 Whippany Road, Morristown, New Jersey 07960 on February 15, 1996 at 11:00 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. UNLESS OTHERWISE MARKED ON THE REVERSE HEREOF, THIS PROXY IS GIVEN WITH AUTHORITY TO VOTE FOR THE DIRECTORS LISTED, FOR EACH OF THE PROPOSALS TO CHANGE CERTAIN FUNDAMENTAL INVESTMENT POLICIES OF THE COMPANY AND FOR THE PROPOSAL TO RATIFY THE BOARD'S SELECTION OF ACCOUNTANTS.

     Board of Directors nominees: Ronald E. Dinsmore, Thomas H. Dinsmore and Donald M. Halsted, Jr.

           PLEASE FILL IN, DATE AND SIGN THE PROXY ON THE OTHER SIDE
              AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

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1. Election as directors of all nominees listed on the reverse hereof for the terms specified in the proxy statement.

   FOR all nominees        WITHHOLD       (INSTRUCTION: To Withhold Authority
  listed (except as        AUTHORITY      to vote for any individual nominee,
marked to the contrary  to vote for all   write that nominee's name in the
in the space provided)     nominees       space provided below.)

          [ ]                [ ]          --------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSALS 2 THROUGH 8.


2. Proposal to change the Company's fundamental investment policy regarding the qualitative requirements for investment by the Company

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]

3. Proposal to change the Company's fundamental investment policy imposing a history of operations requirement

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]

4. Proposal to change the Company's fundamental investment policy regarding issuer diversification

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]

5. Proposal to change the Company's fundamental investment policy regarding illiquid and restricted securities

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]

6. Proposal to change the Company's fundamental investment policy regarding loans to permit the lending of portfolio securities

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]

7. Proposal to change the Company's fundamental investment policy regarding puts and calls to allow the Company to invest up to 2% of its net assets in put options on common stock or market indices

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]

8. Proposal to Ratify selection of accountants

         FOR               AGAINST              ABSTAIN

         [ ]                 [ ]                  [ ]


IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER NAMED SHOULD SIGN. LEGAL REPRESENTATIVES OF STOCKHOLDER SHOULD ADD THEIR TITLES WHEN SIGNING.

Dated:                                              , 19
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                                                    (SEAL)
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                                                    (SEAL)
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             Signature of Stockholder

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"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"
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